Exhibit 10.8.2

ARTHUR J. GALLAGHER & CO.

SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT

Harris Trust and Savings Bank Chicago, Illinois	Citibank, N.A. New York, New York

Bank of America, N.A. Chicago, Illinois	LaSalle Bank National Association Chicago, Illinois

Barclays Bank Plc Chicago, Illinois	Union Bank of California, N.A. Los Angeles, California

U.S. Bank National Association Milwaukee, Wisconsin	Fifth Third Bank (Chicago) Rolling Meadows, Illinois

Comerica Bank Detroit, Michigan	PNC Bank Pittsburgh, Pennsylvania

Ladies and Gentlemen:

This Second Amendment and Waiver to Credit Agreement dated as of March 4, 2005 (herein, the “Amendment”) is entered into by and between the undersigned, Arthur J. Gallagher & Co., a Delaware corporation (the “Borrower”), the Banks and the Agent. Reference is hereby made to that certain Credit Agreement dated as of July 21, 2003 (said Credit Agreement, as amended prior to the date hereof, being referred to herein as the “Credit Agreement”) between the Borrower, Citibank, N.A., Bank of America, N.A., LaSalle Bank National Association, Barclays Bank Plc, Union Bank of California, N.A., U.S. Bank National Association, Fifth Third Bank (Chicago), Comerica Bank, PNC Bank and Harris Trust and Savings Bank, individually and as Agent. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

The Borrower has requested that the Banks amend certain representations contained in the Credit Agreement and waive certain potential Defaults or Events of Default arising by reason of the Utah Verdict and the Related Accounting Treatment (each as hereinafter defined), and the Banks are willing to do so under the terms and conditions set forth in this Amendment.

SECTION 1. AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

1.1. The definition of the term “L/C Commitment” appearing in Section 6.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

““L/C Commitment” means $125,000,000, as such amount may be reduced pursuant to the terms hereof.”

1.2. Section 7.6 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Section 7.6. No Material Adverse Change. Since December 31, 2004, except as previously disclosed in the Borrower’s Form 8-K filed with the SEC on February 14, 2005, there has been no change in the condition (financial or otherwise) or business prospects of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.”

1.3. Section 7.9 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Section 7.9. Litigation and Other Controversies Except as otherwise disclosed in (i) the Borrower’s financial statements heretofore delivered to the Agent and (ii) the Borrower’s Form 8-K filed with the SEC on February 14, 2005, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.”

SECTION 2. WAIVERS.

On February 11, 2005, a jury in the Fourth District Court for the State of Utah rendered a verdict against AJG Financial Services, Inc. (“AJGFS”), a Material Wholly-Owned Subsidiary of the Borrower, in favor of Headwaters Incorporated in the approximate amount of $175,000,000 (the “Utah Verdict”) and, in connection with the Utah Verdict, it is possible that AJGFS will take a deduction from its pre-tax net income in the first quarter of the 2005 fiscal year of a like amount (the “Related Accounting Treatment”).

In connection with the Utah Verdict and the Related Accounting Treatment, the Borrower has requested that the Banks waive any existing or potential Defaults or Events of Default under the second sentence of Section 9.17 of the Credit Agreement, Section 10.1(c) of the Credit Agreement and Section 10.1(h) of the Credit Agreement, in each case, arising by reason of the Utah Verdict, the judgment entered on the Utah Verdict or the Related Accounting Treatment (collectively, the “Utah Defaults”).

Accordingly, upon the satisfaction of the conditions precedent set forth in Section 3 below, the Banks hereby waive the Utah Defaults. This waiver shall be limited specifically to the matters stated herein and it shall not constitute a waiver of the application of any other term, provision, or condition of the Credit Agreement.

SECTION 3. CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1. The Borrower and the Banks shall have executed and delivered this Amendment.

3.2. The Borrower shall have paid to the Agent, for the account of the Banks, an amendment fee in the amount of $187,500.

SECTION 4. REPRESENTATIONS.

In order to induce the Agent and the Banks to execute and deliver this Amendment, the Borrower hereby represents to the Agent and the Banks that as of the date hereof the representations and warranties set forth in Section 7 of the Credit Agreement (as amended hereby) are and shall be and remain true and correct (except that the representations contained in Section 7.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent and the Banks) and the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default (other than the Utah Defaults, if any) has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 5. MISCELLANEOUS.

5.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.2. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Agent.

5.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

This Amendment is entered into as of the date and year first above written.

ARTHUR J. GALLAGHER & CO.

By	/s/ Jack H. Lazzaro
Name:	Jack H. Lazzaro
Title:	Vice President Treasurer

Accepted and agreed to.

HARRIS TRUST AND SAVINGS BANK, individually and as Agent

By	/s/ Peter F. Stack
Name:	Peter F. Stack
Title:	Director

CITIBANK, N.A.

By	/s/ Christopher J. Soltis
Name:	Christopher J. Soltis
Title:	Director

LASALLE BANK NATIONAL ASSOCIATION

By	/s/ Siamak Saidi
Name:	Siamak Saidi
Title:	Commercial Banking Officer

BANK OF AMERICA, N.A.

By	/s/ Debra Basler
Name:	Debra Basier
Title:	Senior Vice President

BARCLAYS BANK PLC

By	/s/ Rory M. Merchant
Name:	Rory M. Merchant
Title:	Relationship Director

UNION BANK OF CALIFORNIA, N.A.

By	/s/ Christine Davis
Name:	Christine Davis
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By	/s/ James DeVries
Name:	James DeVries
Title:	Senior Vice President

FIFTH THIRD BANK (CHICAGO), a Michigan Banking Corporation

By	/s/ Kim Puszczewicz
Name:	Kim Puszczewicz
Title:	Assistant Vice President

COMERICA BANK

By	/s/ Felicia M. Maxwell
Name:	Felicia M. Maxwell
Title:	Vice President

PNC BANK

By	/s/ Edward J. Chidiac
Name:	Edward J. Chidiac
Title:	Managing Director